Exhibit 99.2

CorEnergy Infrastructure Trust, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

	At August 31, 2012
	Historical	Pro Forma Adjustments		Pro Forma Combined
Assets
Trading securities, at fair value	$57,321,502	$—		$57,321,502
Other equity securities, at fair value	19,529,783	—		19,529,783
Leased property, net of accumulated depreciation of $824,066	13,302,783	227,468,914	(1)	240,771,697
Cash and cash equivalents	11,783,529	65,000,000	(2)	18,981,077
		141,790,106	(3)
		(112,123	) (4)
		(834,191	) (5)
		(225,000,000	) (1)
		(1,177,330	) (2)
		(2,468,914	) (1)
		30,000,000	(3)
Property and equipment, net of accumulated depreciation of $1,610,766	3,659,240	—		3,659,240
Intangible lease asset, net of accumulated amortization of $267,611	754,176	—		754,176
Prepaid expenses	516,427	(427,398	) (3)	89,029
Other assets	4,677,908	(403,762	) (5)	4,097,146
		(177,000	) (2)
Deferred leasing costs	—	834,191	(5)	834,191
Deferred debt issuance expenses	—	1,177,330	(2)	1,177,330

Total Assets	$111,545,348	$235,669,823		$347,215,171

Liabilities and Stockholders' Equity
Liabilities
Line of Credit	$125,000	—		$125,000
Long-term debt	910,863	65,000,000	(2)	65,910,863
Deferred tax liability	7,388,060	—		7,388,060
Accrued expenses and other liabilities	2,945,571	(34,250	) (3)	2,259,174
		(403,762	) (5)
		(177,000	) (2)
		(71,385	) (4)

Total Liablities	11,369,494	64,313,603		75,683,097

Stockholders' Equity
Stockholders' Equity
Warrants, no par value: 945,594 issued and outstanding at November 30, 2011 (5,000,000 authorized)	1,370,700	—		1,370,700
Capital stock, non-convertible, $0.001 par value; 9,184,463 and 27,684,463 shares issued and outstanding at August 31, 2012 historical and pro forma, respectively (100,000,000 shares authorized)	9,185	18,500	(3)	27,685
Additional paid-in capital, net of offering costs of $11,228,042 pro forma	92,719,962	141,805,856	(3)	234,098,420
		(427,398	) (3)
Accumulated retained earnings	6,076,007	(40,738	) (4)	6,035,269

Total Stockholders' Equity	100,175,854	141,356,220		241,532,074
Non-controlling Interest Stockholders' Equity	—	30,000,000	(3)	30,000,000

Total Stockholder's Equity	100,175,854	171,356,220		271,532,074

Total Liabilities and Stockholders' Equity	$111,545,348	$235,669,823		$347,215,171

See accompanying notes to pro forma financial statements

CorEnergy Infrastructure Trust, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Income

	For the Year Ended November 30, 2011
	Historical	Pro Forma Adjustments		Pro Forma Combined
Revenue
Sales Revenue	$2,161,723	$—		$2,161,723
Lease Income	1,063,740	20,000,000	(6)	21,063,740

Total Revenue	3,225,463	20,000,000		23,225,463

Expenses
Cost of Sales (excluding depreciation expense)	1,689,374	—		1,689,374
Management fees, net of expense reimbursements	968,163	2,176,620	(7)	3,144,783
Depreciation expense	364,254	8,748,804	(1)	9,113,058
Operating expenses	196,775	—		196,775
Interest expense	36,508	2,642,743	(2)	2,679,251
Amortization of deferred lease costs		55,613	(5)	55,613
Other expenses	1,440,810	—		1,440,810

Total Expenses	4,695,884	13,623,780		18,319,664

Gain (Loss) from Operations	(1,470,421)	6,376,220		4,905,799
Other Income
Other income	5,275,421	—		5,275,421

Total Other Income	5,275,421	—		5,275,421

Income before Income Taxes	3,805,000	6,376,220		10,181,220
Income tax expense, net	(882,857)	(2,486,726	) (8)	(3,369,583)

Net Income	$2,922,143	$3,889,494		6,811,637

Less: Net income attributable to non-controlling interest		1,560,893	(9)	1,560,893

Net income attributable to CorEnergy Stockholders				$5,250,744

Earnings Per Common Share attributable to CorEnergy Stockholders:
Basic and Diluted	$0.32			$0.19
Weighted Average Shares of Common Stock Outstanding:
Basic and Diluted	9,159,809	18,500,000	(3)	27,659,809
Dividends declared per share	$0.40

See accompanying notes to pro forma financial statements.

CorEnergy Infrastructure Trust, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Income

	For the nine months ended August 31, 2012
	Historical	Pro Forma Adjustments		Pro Forma Combined
Revenue
Sales Revenue	$5,804,894	$—		$5,804,894
Lease Income	1,914,732	15,000,000	(6)	16,914,732

Total Revenue	7,719,626	15,000,000		22,719,626

Expenses
Cost of Sales (excluding depreciation expense)	4,416,947	—		4,416,947
Management fees, net of expense reimbursements	800,397	1,628,348	(7)	2,428,745
Asset acquisition expense	238,969	—		238,969
Depreciation expense	740,437	6,561,603	(1)	7,302,040
Operating expenses	558,450	—		558,450
Interest expense	69,418	1,982,057	(2)	2,051,475
Amortization of deferred leasing costs		41,710	(5)	41,710
Other expenses	1,037,679	—		1,037,679

Total Expenses	7,862,297	10,213,718		18,076,015

Gain (loss) from Operations	(142,671)	4,786,282		4,643,611
Other Income
Other income	20,299,841	—		20,299,841

Total Other Income	20,299,841	—		20,299,841

Income before Income Taxes	20,157,170	4,786,282		24,943,452
Income tax expense, net	(7,444,861)	(1,866,650	)(8)	(9,311,511)

Net Income	$12,712,309	$2,919,632		$15,631,941

Less: Net income attributable to non-controlling interest		1,170,670	(9)	1,170,670

Net income attributable to CorEnergy Stockholders				$14,461,271

Earnings Per Common Share attributable to CorEnergy Stockholders:
Basic and Diluted	$1.38			$0.52
Weighted Average Shares of Common Stock Outstanding:
Basic and Diluted	9,180,776	18,500,000	(3)	27,680,776
Dividends declared per share	$0.33

See accompanying notes to pro forma financial statements

CorEnergy Infrastructure Trust, Inc.

Notes to the Unaudited Pro Forma Consolidated Financial Statements

Note 1. Basis of Presentation

These unaudited pro forma condensed consolidated financial statements and underlying pro forma adjustments are based upon currently available information and certain estimates and assumptions made by management; therefore, actual results could differ materially from the pro forma information. However, we believe the assumptions provide a reasonable basis for presenting the significant effects of the transactions noted herein. We believe the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma information.

Note 2. Pro Forma Adjustments

(1) Represents leased property of $227,468,914 including $2,468,914 of Asset Acquisition Costs capitalized and amortized over the 26 year depreciable life of the leased property. The purchase price allocation is subject to finalization upon completion of asset appraisals. The amount of incremental pro forma depreciation expense is $8,748,804 and $6,561,603 for the year ended November 30, 2011 and the nine month period ended August 31, 2012, respectively.

(2) Represents proceeds from the secured credit facility with KeyBank National Association. The loan is classified as non-current due to interest-only debt service in year 1 of the debt agreement. Outstanding balances under the credit facility will generally accrue interest at a variable annual rate equal to LIBOR plus 3.25%, or 3.462% as of December 7, 2012. The amount of incremental pro forma cash interest expense is $2,250,300 and $1,687,724 for the year ended November 30, 2011 and the nine month period ended August 31, 2012, respectively. Debt issuance costs of $1,177,330 will be paid from the proceeds of the credit facility and will be deferred and amortized over the life of the credit facility. At August 31, 2012, $177,000 of the debt issuance costs was recorded as a component of other assets and accrued expenses and has been reclassified in the pro forma adjustments. The amount of incremental pro forma interest expense related to the amortization of these deferred debt issuance costs is $392,443 and $294,333 for the year ended November 30, 2011 and the nine month period ended August 31, 2012, respectively.

Funding of the credit facility is conditioned on the contribution of the proceeds of this offering to our wholly-owned subsidiary, Pinedale LP and the receipt by Pinedale LP of the co-investment funds from Prudential. A 1/8% variance in interest rates would impact pro forma net income by $81,250 and $60,938 for the pro forma year ended November 30, 2011 and the none month period ended August 31, 2012, respectively.

(3) In connection with this offering, it is expected that the Company will issue 18,500,000 shares of $0.001 par value common stock at an assumed public offering price of $8.25 (the last reported sale price of our common stock on the NYSE on December 7, 2012). Equity proceeds of $141,396,958 reflected as an increase to stockholders’ equity are net of $11,228,042 of equity issuance costs and private equity placement fees. At August 31, 2012, $427,398 of the equity issuance costs were recorded as a component of prepaid expenses. Of this total amount, $393,148 were paid as of August 31, 2012 and $34,250 was accrued. These amounts have been reclassified in the pro forma adjustments. In conjunction with the Acquisition, Prudential will contribute $30,000,000 of private equity to Pinedale LP in exchange for an approximate 18% limited partner interest in Pinedale LP.

(4) Represents the use of proceeds to pay asset acquisition expenses of $138,169 net of the tax impact of $26,046 calculated at a statutory rate of 39% that result from these expenses. At August 31, 2012, asset acquisition expenses totaled $238,969, of which $71,385 were accrued. The $66,784 that was not expensed and accrued at August 31, 2012 is reflected as a reduction in accumulated retained earnings, net of the tax impact of $26,046 calculated at a statutory rate of 39%.

(5) Represents the use of proceeds to pay $834,191 of leasing and related costs that qualify for deferral to be capitalized and amortized over the 15-year lease term. Of this amount, $403,762 was accrued and reflected in the balance sheet at August 31, 2012 as a component of other assets and accrued expenses. The amount of incremental pro forma deferred leasing cost expense is $55,613 and $41,710 for the year ended November 30, 2011 and the nine month period ended August 31, 2012, respectively.

(6) Represents lease income from Lease Agreement. The amount of incremental pro forma lease income is $20,000,000 and $15,000,000 for the year ended November 30, 2011 and the nine month period ended August 31, 2012, respectively.

(7) Represents the adjustment for a 1.0% annual management fee payable to our related party, external adviser, Corridor InfraTrust Management, LLC, on approximately $217,000,000 of additional managed assets. Such fee results in an expense of $2,176,620 and $1,628,348 for the year ended November 30, 2011 and the nine month period ended August 31, 2012, respectively.

(8) Reflects the income tax expense related to the effect of the pro forma adjustments at a combined estimated federal and state (net of federal benefit) statutory income tax rate of 39.0%.

(9) Net income attributable to non-controlling interest is based on 18.25% of the consolidated net income of the Company’s majority owned subsidiary, Pinedale LP. Pinedale LP’s net income is comprised of all of the pro forma adjustments to the statements of income except that it excludes pro forma Management fees and income tax expense adjustments, as these are expenses that will not be incurred by Pinedale LP.